EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended March 31, 2023 Financial Results

Net Investment Income of $0.41 Per Share for Q1 2023

NEW YORK, May 10, 2023 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”) today reported net investment income of $22.1 million, or $0.41 per share, for the first quarter of 2023.

At March 31, 2023, net asset value (NAV) was $18.04 per share, compared to $18.33 for the quarter ended December 31, 2022.

On May 10, 2023, the Board declared a monthly distribution of $0.136667 per share payable on June 1, 2023 to holders of record as of May 24, 2023. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2023:

Comprehensive Investment Portfolio* fair value: $2.9 billion
Number of unique issuers: approximately 780
Net assets: $984.2 million
Net asset value per share: $18.04
Net debt-to-equity**: 1.12x

Comprehensive Investment Portfolio Activity*** for the Quarter Ended March 31, 2023:

Investments made during the quarter: $249.3 million
Investments prepaid and sold during the quarter: $273.2 million

Operating Results for the Quarter Ended March 31, 2023:

Net investment income: $22.1 million
Net investment income per share: $0.41
Net realized and unrealized loss: $15.3 million
Net increase in net assets from operations: $6.8 million
Earnings per share: $0.13

* The Comprehensive Investment Portfolio for the quarter ended March 31, 2023 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio, Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, SLR Business Credit’s (“SLR-BC”) full portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) full portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH and SLR-EF.

** Please see Liquidity and Capital Resources below.

*** Comprehensive Portfolio Activity for the quarter ended March 31, 2023 includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

“We believe our portfolio is broadly diversified across sponsor and specialty finance senior secured investments and positioned defensively to navigate through a higher interest rate and uncertain economic environment,” said Michael Gross, Co-CEO of SLR Investment Corp. “Our low-cost fixed rate unsecured debt provides a strong funding profile, and we have ample dry powder to capitalize on the current favorable investment environment.”

“The opportunity set has improved for direct lenders given recent market volatility and commercial bank dislocations,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “Our broad origination across cash flow and specialty finance investment strategies gives us confidence in achieving additional portfolio growth in what we believe will be an attractive private credit vintage.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, May 11, 2023. All interested parties may participate in the conference call by dialing (800) 343-4136 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9843. Participants should reference SLR Investment Corp. and Conference ID: SLRC1Q23. A telephone replay will be available until May 25, 2023 and can be accessed by dialing (800) 695-2533. International callers should dial (402) 530-9029. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, www.slrinvestmentcorp.com. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Portfolio Activity

During the three-months ended March 31, 2023, SLRC had total originations of $249.3 million and repayments of $273.2 million across the Company’s four investment strategies:

For the Quarter Ended March 31, 2023 ($mm)

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$115.0	$31.2	$100.5	$2.6	$249.3
Repayments / Amortization	$81.7	$80.1	$108.7	$2.7	$273.2
Net Portfolio Activity	$33.3	$(48.9)	$(8.2)	$(0.1)	$(23.9)

(1)	Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in the SLR Senior Lending Program LLC attributable to the Company.
(2)	Includes SLR-CS, SLR-BC and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet.
(3)	Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio.

Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 780 unique issuers operating in over 110 industries, with an average exposure of $3.7 million or 0.1% per issuer.

At March 31, 2023, 99.8% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 98.6% is held in first lien senior secured loans. Second lien ABL exposure is 1.0% and second lien cash flow exposure is 0.2% of the Comprehensive Investment Portfolio at March 31, 2023.

SLRC’s Comprehensive Investment Portfolio composition by asset class at March 31, 2023 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset
	($mm)%		Yield(5)
Senior Secured Investments Cash Flow Loans (Sponsor Finance)(1)	$679.3	23.3%	11.8%
Asset-Based Loans(2)	$976.1	33.3%	13.6%
Equipment Financings(3)	$938.1	32.1%	9.8%
Life Science Loans	$322.9	11.1%	12.8%
Total Senior Secured Investments	$2,916.4	99.8%	11.9%
Equity and Equity-like Securities	$5.1	0.2%
Total Comprehensive Investment Portfolio	$2,921.5	100.0%
Floating Rate Investments(4)	$1,914.8	65.6%
First Lien Senior Secured Loans	$2,879.7	98.6%
Second Lien Senior Secured Cash Flow Loans	$6.8	0.2%
Second Lien Senior Secured Asset-Based Loans	$29.9	1.0%

(1)	Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2)	Includes SLR-CS, SLR-BC, and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3)	Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4)	Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5)	The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The yield calculation of Life Science loans excludes the impact of success fees and/or warrants. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ending on March 31, 2023 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ending on March 31, 2023 against the portfolio as of March 31, 2023, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the expected return on equity during 2023.

SLR Investment Corp. Portfolio

Asset Quality

As of March 31, 2023, 99.0% of SLRC’s portfolio was performing on a fair value basis.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2023, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$456.2	21.9%
2	$1,585.1	75.9%
3	$40.2	1.9%
4	$6.9	0.3%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Year Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total ($mm)
3/31/2023	$18.6	$13.0	$9.1	$12.8	$53.5
% Contribution	34.8%	24.3%	17.0%	23.9%	100.0%

(1)	Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC

As of March 31, 2023, the Company and Sunstone Senior Credit L.P. had contributed combined equity capital in the amount of $19.0 million of a total equity commitment of $100 million to SSLP. At March 31, 2023, SSLP had total assets of $46.0 million consisting of floating rate senior secured loans to 18 different borrowers. During the quarter ended March 31, 2023, SSLP invested $29.8 million in 12 portfolio companies.

SLR Investment Corp.’s Results of Operations for the Quarter Ended March 31, 2023 compared to the Quarter Ended March 31, 2022.

Investment Income

For the fiscal quarters ended March 31, 2023 and 2022, gross investment income totaled $53.5 million and $33.0 million, respectively. The increase in gross investment income for the year over year three-month periods was primarily due to a larger portfolio as a result of the Company’s acquisition of SLR Senior Investment Corp. on April 1, 2022 (“the Merger”), as well as an increase in base rates.

Expenses

SLRC’s net expenses totaled $31.4 million and $19.5 million, respectively, for the three-months ended March 31, 2023 and 2022. The increase in expenses from 2022 to 2023 was primarily due to higher management fees, incentive fees and interest expense on a larger portfolio resulting from the Merger. Additionally, there was an increase in base rates on borrowings.

Net Investment Income

SLRC’s net investment income totaled $22.1 million and $13.5 million, or $0.41 and $0.32, per average share, respectively, for the fiscal quarters ended March 31, 2023 and 2022.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal quarters ended March 31, 2023 and 2022 totaled approximately $15.3 million and $12.0 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the three-months ended March 31, 2023 and 2022, the Company had a net increase in net assets resulting from operations of $6.8 million and $1.5 million, respectively. For the same periods, earnings per average share were $0.13 and $0.04, respectively.

Liquidity and Capital Resources

Unsecured Debt

At March 31, 2023, approximately 42% of the Company’s funded debt was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

At March 31, 2023, the Company had $552.2 million drawn on the $850 million of capacity that the Company has under its revolving credit facilities, $100 million of term loans, and $470 million of unsecured notes.

Leverage

On March 31, 2023, the Company’s net debt-to-equity was 1.12x, which is approximately in the middle of its target leverage ratio of 0.9x – 1.25x.

Unfunded Commitments

At March 31, 2023, excluding commitments to SLR-CS, SLR-EF, SLR-HC ABL and SSLP, over which the Company controls such funding, the Company had unfunded commitments of approximately $287.2 million.

Subsequent Events

Distributions

On April 4, 2023, the Board declared a monthly distribution of $0.136667 per share, which was paid on May 2, 2023 to holders of record as of April 20, 2023. On May 10, 2023, the Board declared a monthly distribution of $0.136667 per share payable on June 1, 2023 to holders of record as of May 24, 2023. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

Stock Repurchase Program Extension

On May 9, 2023, our Board authorized an extension of a program for the purpose of repurchasing up to $50 million of our outstanding shares of common stock. Under the repurchase program, we may, but are not obligated to, repurchase shares of our outstanding common stock in the open market from time to time provided that we comply with our code of ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints. In addition, any repurchases will be conducted in accordance with the Investment Company Act of 1940, as amended. Unless further amended or extended by our Board, we expect the repurchase program to be in place until the earlier of May 10, 2024 or until $50 million of our outstanding shares of common stock have been repurchased. To date, approximately $3 million of repurchases have been made by us under the repurchase program. The timing and number of additional shares to be repurchased will depend on a number of factors, including market conditions. There are no assurances that we will engage in any additional repurchases.

Financial Statements and Tables

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2023	December 31, 2022
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,332,884 and $1,312,701, respectively)	$1,295,133	$1,289,082
Companies more than 25% owned (cost: $819,360 and $821,886, respectively)	793,328	797,594
Cash	19,352	10,743
Cash equivalents (cost: $425,220 and $417,590, respectively)	425,082	417,590
Dividends receivable	10,754	11,192
Interest receivable	10,507	9,706
Receivable for investments sold	1,188	1,124
Prepaid expenses and other assets	855	664

Total assets	$2,556,199	$2,537,695

Liabilities
Debt ($1,122,200 and $1,093,200 face amounts, respectively, reported net of unamortized debt issuance costs of $6,678 and $7,202, respectively)	$1,115,522	$1,085,998
Payable for investments and cash equivalents purchased	425,220	417,611
Distributions payable	7,456	7,481
Management fee payable	7,706	7,964
Performance-based incentive fee payable	5,399	5,422
Interest payable	6,527	7,943
Administrative services payable	749	1,488
Other liabilities and accrued expenses	3,442	4,057

Total liabilities	$1,572,021	$1,537,964

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,555,380 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,162,559	1,162,569
Accumulated distributable net loss	(178,927)	(163,384)

Total net assets	$984,178	$999,731

Net Asset Value Per Share	$18.04	$18.33

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three-months ended
	March 31, 2023	March 31, 2022
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$37,338	$20,662
Companies more than 25% owned	2,711	2,561
Dividends:
Companies more than 25% owned	11,176	9,715
Other income:
Companies less than 5% owned	2,322	63
Companies more than 25% owned	—	5

Total investment income	53,547	33,006

EXPENSES:
Management fees	7,706	7,216
Performance-based incentive fees	5,509	—
Interest and other credit facility expenses	15,286	8,328
Administrative services expense	1,508	1,183
Other general and administrative expenses	1,501	2,801

Total expenses	31,510	19,528

Performance-based incentive fees waived	(110)	—

Net expenses	31,400	19,528

Net investment income	$22,147	$13,478

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain on investments and cash equivalents (companies less than 5% owned)	$687	$30

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(14,271)	(13,498)
Companies more than 25% owned	(1,739)	1,453

Net change in unrealized loss on investments and cash equivalents	(16,010)	(12,045)

Net realized and unrealized loss on investments and cash equivalents	(15,323)	(12,015)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$6,824	$1,463

EARNINGS PER SHARE	$0.13	$0.04

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: an increase in the size of SLRC’s income producing comprehensive portfolio; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts (including the current conflict between Russia and Ukraine), natural disasters or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770